                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     ORTHODONTIC CENTERS OF AMERICA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                     ORTHODONTIC CENTERS OF AMERICA, INC.

                         5000 SAWGRASS VILLAGE CIRCLE
                                   SUITE 25
                       PONTE VEDRA BEACH, FLORIDA 32082

                                April 21, 1997

TO THE STOCKHOLDERS OF
ORTHODONTIC CENTERS OF AMERICA, INC.:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Orthodontic Centers of America, Inc., to be held on Monday, May 19, 1997, at 10:00 a.m. (Eastern Time) at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida.

  Please read the enclosed Annual Report to Stockholders and Proxy Statement for the 1997 Annual Meeting of Stockholders. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible so that your vote will be recorded. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

                                          Sincerely,


                                          /s/ Gasper Lazzara, Jr., D.D.S.
                                          Gasper Lazzara, Jr., D.D.S.
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                   IMPORTANT

               COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD
                            AND RETURN IT PROMPTLY.

                     ORTHODONTIC CENTERS OF AMERICA, INC.

                         5000 SAWGRASS VILLAGE CIRCLE
                                   SUITE 25
                       PONTE VEDRA BEACH, FLORIDA 32082

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 19, 1997

TO THE STOCKHOLDERS OF
ORTHODONTIC CENTERS OF AMERICA, INC.:

  The Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. (the "Company") will be held on May 19, 1997, at 10:00 a.m. (Eastern Time) at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida for the following purposes:

    (1) To elect two nominees as Class III directors;

    (2) To consider and vote upon the approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company's Common Stock from 80,000,000 to 100,000,000;

    (3) To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the Company's 1997 fiscal year; and

    (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on April 1, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          By order of the Board of Directors,


                                          /s/ Bartholomew F. Palmisano, Sr.
                                          Bartholomew F. Palmisano, Sr.
                                          Corporate Secretary

Metairie, Louisiana
April 21, 1997

                                   IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                     ORTHODONTIC CENTERS OF AMERICA, INC.

                         5000 SAWGRASS VILLAGE CIRCLE
                                   SUITE 25
                       PONTE VEDRA BEACH, FLORIDA 32082

                               -----------------

                                PROXY STATEMENT

                               -----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Orthodontic Centers of America, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida, on May 19, 1997, at 10:00 a.m. (Eastern
Time), for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to stockholders of the Company on or about April 21, 1997.

  If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (a) FOR the election as Class III directors of the nominees listed thereon and described in this Proxy Statement, (b) FOR the approval of the amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.01 per value per share (the "Common Stock"), from 80,000,000 to 100,000,000, (c) FOR ratification of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries, and (d) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting. The persons named as proxies in the enclosed form of proxy were selected by the Board of Directors.

  Stockholders who sign proxies have the right to revoke them at any time before they are voted by written request to the Company. The giving of the proxy will not affect the right of any stockholder to attend the Annual Meeting and vote in person.

  The close of business on April 1, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on April 1, 1997, the Company had authorized 80,000,000 shares of Common Stock, of which 43,630,797 shares were outstanding and entitled to vote. The Common Stock is the Company's only class of voting stock with shares outstanding.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

  In accordance with the Bylaws of the Company, the Board of Directors has divided the current Board of Directors into three classes, with two classes consisting of two directors each and one class consisting of three directors. One class of directors is elected each year for a term of three years. The term of each of the Company's current Class III directors, Gasper Lazzara, Jr., D.D.S. and Bartholomew F. Palmisano, Sr., expires at the Annual Meeting. The Board of Directors has nominated Messrs. Lazzara and Palmisano for election at the Annual Meeting as Class III directors to serve until the Company's Annual Meeting of Stockholders in 2000 or until their respective successors have been elected and qualified. Messrs. Lazzara and Palmisano have each consented to be a candidate and to serve as a director of the Company, if elected.

  Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominee designated by the Board of Directors listed below. Should the nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

  A director of the Company is elected by the affirmative vote of a plurality of the votes present or represented at the Annual Meeting and entitled to vote. The Company's Restated Certificate of Incorporation does not provide for cumulative voting and, accordingly, each stockholder may cast one vote per share for each nominee.

CLASS III NOMINEES

  The Board of Directors recommends that the stockholders vote FOR election of the following nominees as Class III directors of the Company:

                                                                    DIRECTOR
                NAME                AGE    PRINCIPAL OCCUPATION      SINCE
                ----                ---    --------------------     --------
 Gasper Lazzara, Jr., D.D.S.......   54 Chairman of the Board,        1994
                                         President and Chief
                                         Executive Officer of the
                                         Company
 Bartholomew F. Palmisano, Sr.....   50 Chief Financial Officer,      1994
                                         Senior Vice President,
                                         Treasurer and Secretary
                                         of the Company

CONTINUING DIRECTORS

  The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class II directors. The following table shows the names, ages and principal occupations of each continuing director, and the year in which each was first elected to the Board of Directors.

                                                                       DIRECTOR
                NAME                AGE     PRINCIPAL OCCUPATION        SINCE
                ----                ---     --------------------       --------
 CLASS I--TERM EXPIRES IN 1998
 A. Gordon Tunstall...............   53 President, Tunstall              1996
                                         Consulting, Inc.
 Geoffrey L. Faux.................   41 Executive Vice President and     1996
                                         Chief Administrative
                                         Officer of the Company
                                         (1996-Present);
                                         Director, Investment
                                         Banking Group, Prudential
                                         Securities Incorporated
                                         (1992-1996)
 CLASS II--TERM EXPIRES IN 1999
 Michael C. Johnsen...............   44 Vice President of Operations     1994
                                         of the Company
 Edward J. Walters, Jr............   50 Attorney and Partner, Moore,     1994
                                         Walters Shoenfelt &
                                         Thompson, Baton Rouge,
                                         Louisiana
 Ashton J. Ryan, Jr...............   49 President, First National        1996
                                         Bank of Commerce, New
                                         Orleans, Louisiana

  Except as indicated above, the nominees and continuing directors have had the principal occupations indicated for more than five years. Dr. Lazzara and Mr. Johnsen are brothers-in-law. Mr. Tunstall also serves on the boards of directors of Advanced Lighting Technologies, Inc., Discount Auto Parts, Inc., L A T Sportswear, Inc. and Romac International, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  During 1996, the Board of Directors held two regularly scheduled and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees on which such nominee served.

  The Board of Directors has established the standing committees described below. The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters that cannot by law be delegated by the Board of Directors. The Executive Committee is comprised of Messrs. Lazzara, Palmisano and Johnsen. The Executive Committee held one meeting during 1996.

  The Audit Committee selects and engages on behalf of the Company, subject to the approval of the stockholders, and fixes the compensation of, a firm of certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which they are appointed, and who also report to the Audit Committee. The Audit Committee confers with the auditors and determines the scope of the auditing of the books and accounts of the Company and its subsidiaries. The Audit Committee is also responsible for determining that the business practices and conduct of employees and other representatives of the Company and its subsidiaries comply with the Company's policies and procedures. The Audit Committee is comprised of Messrs. Walters, Tunstall and Ryan. The Audit Committee held one meeting during 1996.

  The Compensation Committee establishes a general compensation policy for the Company and has the responsibility for the approval of increases in directors' fees and in salaries paid to officers and senior employees earning in excess of an annual base salary of $75,000. The Compensation Committee also possesses all of the powers of administration under all of the Company's employee benefit plans, including any stock option plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provision of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee is comprised of Mr. Walters and Mr. Tunstall. The Compensation Committee held one meeting during 1996.

  The Board of Directors has no standing nominating committee.

COMPENSATION OF DIRECTORS

  Directors of the Company are paid compensation of $1,250 for each meeting of the Board of Directors attended. Members of the Executive Committee of the Board of Directors receive a fee of $750 per month and members of the Audit and Compensation Committees of the Board of Directors receive $625 per committee meeting attended. All directors receive reimbursement for necessary travel expenses incurred in attending Board of Directors or committee meetings.

  The Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Director Plan") provides that directors who are not employees of the Company will automatically receive options to purchase 2,400 shares of Common Stock on the first trading date of each year at an exercise price equal to the market price of the Common Stock on the date of grant. The options (one-third of which may be exercised two years from the date of grant, one-third three years from the date of grant and one-third four years from the date of grant) terminate 10 years from the date of grant. In addition, the options terminate if not exercised within 90 days after the director ceases to be a member of the Board of Directors unless the director dies, becomes disabled, retires or is terminated other than for cause.

  At April 1, 1997, options to purchase an aggregate of 16,800 shares of Common Stock had been granted to the Company's outside directors under the Director Plan. Of such options, 2,400 have become exercisable.

      PROPOSAL 2: INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Board of Directors has proposed to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 shares to 100,000,000 shares. At April 1, 1997, the Company had 43,630,797 shares of Common Stock outstanding and an additional 6,726,610 shares of Common Stock reserved for future issuance under the Company's various stock plans and programs.

  The purpose of the amendment is to provide additional shares of Common Stock issuable from time to time by the Company for corporate purposes without obtaining stockholder approvals unless such approval is required by applicable law. The Company may utilize additional authorized shares of Common Stock in connection with future stock dividends, stock splits, acquisition transactions, option exercises, restricted and bonus stock awards and programs and to issue additional shares of Common Stock in public offerings to fund the continued growth of the Company.

  An increase in the number of authorized shares of Common Stock could enable the Board of Directors to take certain actions making it more difficult for a third party to acquire control of the Company, even though stockholders of the Company may deem such an acquisition to be desirable. To the extent that the issuance of additional shares impedes any such attempts to acquire control of the Company, the amendment may serve to perpetuate existing management. The issuance of additional shares by the Company may also have a dilutive effect on earnings per share and would have a dilutive effect on the percentage ownership interest of the current holders of the Common Stock.

  The Board of Directors does not intend to issue any Common Stock to be authorized pursuant to the amendment except upon terms that the Board of Directors deems to be in the best interest of the Company and its stockholders. The Board of Directors believes that it is necessary to increase the number of authorized shares of Common Stock for continued growth and to provide a continuing incentive for its employees and affiliated orthodontists.

  Approval of the proposed amendment to the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the votes entitled to vote and present or represented at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 80,000,000 TO 100,000,000.

                       PROPOSAL 3: SELECTION OF AUDITORS

  The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as independent auditors of the Company for 1997, subject to the approval of the stockholders. This firm has served as the independent auditors of the Company since the Company's formation in July 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

  The affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote is needed to ratify the appointment of Ernst & Young LLP as auditors of the Company for 1997. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth information with respect to ownership of shares of Common Stock at April 1, 1997 by each of the Company's directors and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                       NUMBER OF    PERCENTAGE
                                                         SHARES     OF SHARES
                                                      BENEFICIALLY BENEFICIALLY
                  BENEFICIAL OWNER                       OWNED      OWNED (1)
                  ----------------                    ------------ ------------
Gasper Lazzara, Jr., D.D.S.(2).......................   6,376,760     14.61%
Bartholomew F. Palmisano, Sr.(3).....................   4,125,463      9.45%
Geoffrey L. Faux.....................................       1,000        --
Michael C. Johnsen...................................       6,400        --
Edward J. Walters, Jr.(4)............................       5,400        --
A. Gordon Tunstall...................................       5,000        --
Ashton J. Ryan, Jr...................................       1,200        --
All Executive Officers and Directors as a Group
 (seven persons).....................................  10,521,223     24.11%

--------
(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC"), an aggregate of 2,400 shares of Common Stock which beneficial owners set forth in this table have a right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that owner but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table.
(2) In connection with the settlement of litigation initiated by two orthodontists against the Company, such orthodontists entered into a voting trust agreement which provides that, until the later of the time at which the two orthodontists own no shares of Common Stock or October 18, 2004, Dr. Lazzara or a designee of Dr. Lazzara may vote the shares of the orthodontists. Such orthodontists hold 889,593 shares of Common Stock which are included in the table. Dr. Lazzara disclaims beneficial ownership of such shares. Of the shares in the table, an aggregate of 685,016 shares are held in separate trusts by a third party trustee for the benefit of each of Dr. Lazzara's children, and 15,000 shares are held in a charitable foundation of which Dr. Lazzara is a co-trustee. Dr. Lazzara disclaims beneficial ownership of such shares.
(3) Of the shares in the table, an aggregate of 707,016 shares are held in separate trusts by a third party trustee for the benefit of each of Mr. Palmisano's children. Mr. Palmisano disclaims beneficial ownership of such shares.
(4) Includes options currently exercisable to purchase 2,400 shares of Common Stock.

  The following table sets forth information with respect to ownership of shares of Common Stock at April 1, 1997 by each person not listed in the table above that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                      NUMBER OF      PERCENT OF
                                                        SHARES      COMMON STOCK
                                                     BENEFICIALLY   BENEFICIALLY
        NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED(1)        OWNED
        ------------------------------------         ------------   ------------
The Capital Group Companies, Inc. and Capital         2,335,000         5.5%
 Research and Management Company....................
 333 South Hope Street
 Los Angeles, CA 90071
Pilgram Baxter & Associates, Ltd....................  4,318,700(2)      9.9%
 1255 Drummers Lane, Suite 300
 Wayne, PA 19087
T. Rowe Price Associates, Inc.......................  2,324,100         5.4%
 100 East Pratt Street
 Baltimore, MD 21202

--------
(1) As disclosed in Schedule 13G filed with the SEC.
(2) Voting power is shared as to all of such stock.

REPORTS OF BENEFICIAL OWNERSHIP

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed and the Company is required to report in this Proxy Statement any failure to file reports as required during 1996.

  Based solely upon its review of the copies of reports furnished to the Company and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company believes that all Section 16(a) reporting and filing requirements relating to ownership of the Common Stock were complied with during 1996, except that the Company notes that Mr. Faux inadvertently failed to report in a timely manner an initial report on Form 3.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table reflects the compensation of Dr. Lazzara, the Company's Chief Executive Officer, and Messrs. Palmisano and Johnsen, each of whom are executive officers of the Company and whose total annual compensation during 1996 exceeded $100,000 (the "Named Executive Officers"):

                          SUMMARY ANNUAL COMPENSATION

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                   ------------
                                                                      AWARDS
                                                                   ------------
                                       ANNUAL COMPENSATION
                                   -------------------------------  SECURITIES
                                               ANNUAL OTHER ANNUAL  UNDERLYING
 NAME AND PRINCIPAL POSITION  YEAR  SALARY     BONUS  COMPENSATION   OPTIONS
 ---------------------------  ---- --------    ------ ------------ ------------
Gasper Lazzara, Jr., D.D.S... 1996 $107,164        --   $10,750      250,050
 Chief Executive Officer      1995  150,000        --    10,250           --
                              1994  162,300(1)     --     2,250           --
Bartholomew F. Palmisano, Sr. 1996 $150,000        --   $13,375      250,050
 Chief Financial Officer      1995  150,000        --    10,250           --
                              1994   99,060(2)     --     2,250           --
Michael C. Johnsen........... 1996 $125,000    $5,853   $ 3,750       11,364
 Vice President of Operations 1995  100,000        --    10,250          400
                              1994        *         *         *            *

--------
 * Total annual compensation did not exceed $100,000 during the period indicated.
(1) The salary amount does not include distributions of $696,000 in 1994 to Dr. Lazzara as a result of his ownership interest in certain of the Company's predecessor entities, which predecessor entities distributed profits to their respective stockholders, partners and members.
(2) The salary amount does not include distributions of $363,000 in 1994 to Mr. Palmisano as a result of his ownership interest in certain of the Company's predecessor entities, which predecessor entities distributed profits to their respective stockholders, partners and members.

STOCK OPTION GRANTS AND EXERCISES

  The following table sets forth certain information concerning stock options exercised by, and granted to, the Named Executive Officers in 1996. The Company granted no stock appreciation rights in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                  ASSUMED ANNUAL RATES OF STOCK
                            NUMBER OF    PERCENT OF TOTAL EXERCISE                PRICE APPRECIATION FOR OPTION
                           SECURITIES    OPTIONS GRANTED   OR BASE                            TERM
                           UNDERLYING    TO EMPLOYEES IN  PRICE PER  EXPIRATION   -------------------------------
          NAME           OPTIONS GRANTED   FISCAL YEAR      SHARE       DATE            5%             10%
          ----           --------------- ---------------- --------- ------------- --------------  ---------------
Gasper Lazzara, Jr.,
 D.D.S..................     189,912           30.0%       $12.375  July 16, 2006 $  1,477,993(1) $  3,745,546(1)
                              60,138            9.5%       $12.625   Dec. 1, 2006 $  1,477,480(2) $  1,210,035(2)
Bartholomew F.
 Palmisano, Sr..........     189,912           30.0%       $12.375  July 16, 2006 $  1,477,993(1) $  3,745,546(1)
                              60,138            9.5%       $12.625   Dec. 1, 2006 $  1,477,480(2) $  1,210,035(2)
Michael C. Johnsen......      11,364            1.8%       $ 11.00   Jan. 1, 2007 $  1,478,614(3) $  0,199,224(3)

--------
(1) Based on closing price per share of the Common Stock of $12.375 on July 16, 1996, as reported on the Nasdaq Stock Market National Market, less the exercise price of the options.
(2) Based on closing price per share of the Common Stock of $12.625 on December 1, 1996, as reported on the Nasdaq Stock Market National Market, less the exercise price of the options.
(3) Based on closing price per share of the Common Stock of $11.00 on January 1, 1997, as reported on the Nasdaq Stock Market National Market, less the exercise price of the options.

STOCK OPTIONS EXERCISED AND YEAR-END VALUES

  The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 1996 and with respect to unexercised options at December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                 OPTIONS AT FISCAL YEAR-   IN-THE-MONEY OPTIONS AT
                           SHARES                          END               FISCAL YEAR-END(1)
                         ACQUIRED ON   VALUE    ------------------------- -------------------------
          NAME            EXERCISE    REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ---------- ----------- ------------- ----------- -------------
Gasper Lazzara, Jr.,
 D.D.S..................       --            --      --        250,050         --      $  891,397
Bartholomew F.
 Palmisano, Sr..........       --            --      --        250,050         --      $  891,397
Michael C. Johnsen......   86,268    $1,013,582      --        183,898         --      $1,481,160

--------
(1) Based upon the closing price per share of the Common Stock of $16.00 on December 30, 1996, as reported on the Nasdaq Stock Market National Market, less the exercise price of the options.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  The Company entered into employment agreements with each of Dr. Lazzara and Mr. Palmisano effective as of November 21, 1994. Each such employment agreement provides for a term of three years, which is automatically extended each year for an additional year. Each of Dr. Lazzara and Mr. Palmisano has agreed not to compete with the Company during the term of their respective employment agreement and for a period of two years thereafter.

  Under their respective employment agreements, Dr. Lazzara and Mr. Palmisano are each to receive an annual base salary of $150,000, subject to cost of living adjustments and annual increases in the discretion of the

Compensation Committee of the Board of Directors, and each are entitled to participate in the Company's stock option plans and other benefit programs generally available to executive officers of the Company. In addition, each of Dr. Lazzara and Mr. Palmisano are entitled to receive an annual bonus in the discretion of the Compensation Committee.

  If the Company terminates the employment of Dr. Lazzara or Mr. Palmisano without "cause", as defined in their respective employment agreements, Dr. Lazzara or Mr. Palmisano, as applicable, is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by the Company would immediately vest. In addition, he is to receive continued payment of his annual base salary for a period of three years (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Dr. Lazzara and Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than two times their respective annual base salary.

  If Dr. Lazzara or Mr. Palmisano terminates his employment upon a "change of control" of the Company, as defined in their respective employment agreements, Dr. Lazzara or Mr. Palmisano, as applicable, is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by the Company would immediately vest. In addition, he is to receive continued payment of his annual base salary for the remainder of the term of his employment agreement (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Dr. Lazzara and Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than three times their respective annual base salary. Severance payments to Dr. Lazzara and Mr. Palmisano upon a change of control may not, however, exceed the maximum amount which the Company may deduct for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code.

  The Company entered into an employment agreement with Mr. Faux effective as of September 1, 1996. Mr. Faux's employment agreement provides for a term of three years, which is to be automatically extended for an additional two year period unless either party provides the other party with prior written notice to the contrary. Mr. Faux has agreed not to compete with the Company during the term of his employment agreement and for a period of two years thereafter.

  Under Mr. Faux's employment agreement, he is to receive an annual base salary of $200,000, subject to annual increases in the discretion of the Compensation Committee of the Board of Directors, and he is entitled to participate in the Company's stock option plans and other benefit programs generally available to executive officers of the Company. Upon the effective date of his employment agreement, Mr. Faux was paid a $15,000 cash bonus and, on October 25, 1996, granted options to purchase 100,000 shares of Common Stock under the Company's 1994 Stock Incentive Plan (the "Incentive Stock Plan"). On each of September 1, 1997, 1998 and, if the term of the employment agreement is extended, 1999 and 2000, Mr. Faux is to be granted options to purchase 50,000, 15,000, 20,000, 25,000 and 30,000 shares of Common Stock, respectively, under the Incentive Stock Plan.

  In addition, for each fiscal year during the term of his employment agreement, Mr. Faux is to receive an annual cash performance bonus equal to either: (i) 40% of Mr. Faux's annual base salary if during such year the Company meets or exceeds certain performance criteria established by the Compensation Committee, (ii) 60% of his annual base salary if during such year the Company exceeds such performance criteria by at least 15%, or (iii) 80% of his annual base salary if during such year the Company exceeds such performance criteria by at least 22.5%. Further, at the end of each two-fiscal year cycle during the term of Mr. Faux's employment agreement (beginning with fiscal years 1997 and 1998), he is to be granted options under the Incentive Stock Plan to purchase either (i) 20,000 shares of Common Stock under the Incentive Stock Plan if the Company exceeds certain performance criteria established by the Compensation Committee for such two-fiscal year cycle by at least 15%, (ii) 35,000 shares of Common Stock if the Company exceeds such criteria by at least 20%, or (iii) 50,000 shares of Common Stock if the Company exceeds such criteria by at least 25%.

  If the Company terminates Mr. Faux's employment without "cause", or if Mr. Faux terminates his employment for "good reason", each as defined in his employment agreement, Mr. Faux is to receive any accrued salary, earned bonus, vested deferred compensation, and any stock options granted to Mr. Faux by the Company would immediately vest. In addition, Mr. Faux is to receive continued payment of his annual base salary for a period of three years (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to Mr. Faux during the two years prior to such termination. Mr. Faux may elect to receive a lump sum amount equal to the present value of such severance payments, up to an amount equal to three times his annual base salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee of the Board of Directors are Messrs. Walters and Tunstall. There are no interlocks among the members of the Compensation Committee.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  The following report is submitted by the Compensation Committee of the Board of Directors pursuant to rules established by the Commission, and provides certain information regarding compensation of the Company's executive officers. Each of the members of the Compensation Committee is a non-employee director of the Company.

  The Compensation Committee is responsible for establishing and administering a general compensation policy and program for the Company. The Compensation Committee also possesses all of the powers of administration under the Company's employee benefit plans, including all stock option plans and other employee benefit plans. Subject to the provisions of those plans, the Compensation Committee must determine the individuals eligible to participate in each one of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

COMPENSATION POLICIES

  The Company's executive compensation policies are designed to complement the Company's business objectives by motivating and retaining quality members of senior management, by aligning management's interests with those of the Company's stockholders and by linking total compensation to the performance of the Company. The Company's executive compensation policies generally consist of equity-based long term incentives, short term incentives and competitive base salaries. The Compensation Committee will continue to monitor the performance of the Company and its executive officers in reassessing executive compensation.

  During 1996, the Company retained the services of an independent consultant to assist the Company in developing a comprehensive executive compensation policy and to provide recommendations to the Compensation Committee on compensation of the Company's executive officers. The consultant conducted a review of the Company's executive compensation, and presented a report to the Compensation Committee assessing the effectiveness of the Company's executive compensation policies and providing a comparison of base salaries and long term incentives paid to executive officers of 11 other publicly traded, health care management companies. The consultant generally recommended that the Company adjust the base salaries of its executive officers to reflect competitive market practices, tie annual incentive amounts to certain performance criteria, and establish long term incentives that align financial interests of the executives with increases in value to the Company's stockholders.

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction by a public company for compensation in excess of $1,000,000 paid to the company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee intends to structure the future compensation of the Company's executive officers so as to preserve the deductibility of such compensation under Section 162(m).

BASE SALARY

  The Compensation Committee reviews the base salaries of the Company's executive officers on an annual basis. Base salaries are determined based upon a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular officer and of the Company, the officer's experience and tenure with the Company and base salaries paid to persons in similar positions with companies comparable to the Company. The base salaries paid to Dr. Lazzara, Mr. Palmisano and Mr. Faux are subject to the terms of their respective employment agreements with the Company. During 1996, the base salaries of Dr. Lazzara, Mr. Palmisano and Mr. Johnsen were increased in accordance with the recommendations of the report provided by the consultant on executive compensation.

ANNUAL BONUS

  The employment agreements with Dr. Lazzara and Mr. Palmisano provide for annual bonuses in the discretion of the Compensation Committee. Dr. Lazzara and Mr. Palmisano have not been granted bonuses with respect to 1996. The Company's employment agreement with Mr. Faux provides for annual cash performance bonuses beginning in fiscal year 1997, in the event that the Company achieves certain performance criteria established by the Compensation Committee. Mr. Faux received a cash signing bonus during 1996 in the amount of $15,000, upon the effectiveness of his employment agreement with the Company.

LONG-TERM INCENTIVES

  The Company's long-term compensation strategy is focused on the grant of stock options under the Company's Incentive Stock Plan, which the Compensation Committee believes rewards executive officers for their efforts in improving long-term performance of the Common Stock and creating value for the Company's stockholders, and aligns the financial interests of management with those of the Company's stockholders. Based upon these beliefs, the recommendations of the independent compensation consultant and a subjective assessment of the Company's performance since its formation and the contributions of Dr. Lazzara and Mr. Palmisano to that performance, the Compensation Committee granted stock options during 1996 to each of Dr. Lazzara and Mr. Palmisano, with an exercise price equal to the market price of the Common Stock on the date of grant of the options. Dr. Lazzara and Mr. Palmisano had not previously been issued any options by the Company. Mr. Faux was granted stock options in 1996 pursuant to the terms of his employment agreement with the Company. Under the terms of his employment agreement, beginning in 1998, Mr. Faux is to be granted stock options in the event that the Company achieves certain long-term performance criteria established by the Compensation Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 1996

  Based upon the recommendations of the independent compensation consultant and a subjective assessment of the performance of the Company and of Dr. Lazzara, in 1996 the Compensation Committee increased the base salary of Dr. Lazzara, the Chairman of the Board and Chief Executive Officer of the Company. The Compensation Committee also granted stock options in 1996 to Dr. Lazzara under the Company's Incentive Stock Plan, based upon the recommendations of the independent compensation consultant, in recognition of the Company's performance during the prior year and of Dr. Lazzara's contribution to that performance.

                                          COMPENSATION COMMITTEE

                                          Edward J. Walters, Jr., Chairman
                                          A. Gordon Tunstall

                         COMPARATIVE PERFORMANCE GRAPH

  Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index or peer group index. The following graph compares the percentage change in the return on the Common Stock since December 20, 1994 with the cumulative total return on the CRSP Index for Nasdaq Stock Market (U.S. Companies) and CRSP Index for Nasdaq Health Services Stocks. The graph assumes the investment of $100 on December 20, 1994 and the reinvestment of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    FOR THE PERIOD ENDING DECEMBER 31, 1996


                         [GRAPH APPEARS HERE]

CRSP Total Returns Index for:    12/31/91      12/31/92    12/31/93    12/30/94     12/29/95     12/31/96
-----------------------------    --------      --------    --------    -------      --------     --------
Orthodontic Centers of
 America, Inc. ..............                                            106.4        410.6        544.7
Nasdaq Stock Market
 (US Companies)..............       79.0          92.0      105.6        103.2        146.0        179.5
Nasdaq Health Services Stocks
 SIC 8000-8099
 US & Foreign................       79.2          82.1       94.7        101.6        129.0        129.2

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During 1996, there were no transactions or series of similar transactions involving an amount exceeding $60,000 in which the Company was a party and in which any of the directors or executive officers of the Company, any holders of more than 5% of the Common Stock or any immediate family members of the foregoing, had a direct or indirect material interest.

                              GENERAL INFORMATION

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Stockholder proposals intended to be presented at the 1998 annual meeting of stockholders must be received by the Company at its executive offices at 5000 Sawgrass Village Circle, Suite 25, Ponte Vedra Beach, Florida 32082 not later than December 1, 1997, in order to be included in the proxy statement and proxy for the 1998 annual meeting.

COUNTING OF VOTES

  All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

  Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

  The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

  A copy of the Company's 1996 Annual Report to Stockholders has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting.

April 21, 1997

PROXY CARD
                      ORTHODONTIC CENTERS OF AMERICA, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
  The undersigned hereby appoints Gasper Lazzara, Jr., D.D.S. and Bartholomew F. Palmisano, Sr., and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Orthodontic Centers of America, Inc., to be held at the Marriott at Sawgrass Resort in Ponte Vedra Beach, Florida on Monday, May 19, 1997, at 10:00 a.m. (Eastern Time), and at any adjournment thereof.
  In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.
  THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS CLASS III DIRECTORS OF THE NOMINEES NAMED ON THIS CARD, (B) FOR THE APPROVAL OF AN AMENDMENT TO OCA'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OCA'S COMMON STOCK FROM 80,000,000 TO 100,000,000, (C) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND (D) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
 1.Election of Class III Directors.
  Nominees:Gasper Lazzara, Jr., D.D.S.
         Bartholomew F. Palmisano, Sr.

                          INSTRUCTION: To withhold authority to vote for an individual nominee, write his name in the space provided below:

                          -----------------------------------------------------
  FOR all      WITHHOLD
  nominees     AUTHORITY
  listed       to vote
  (except      for all
  as           nominees
  marked       listed
  to the         [_]
  contrary
  below)
    [_]
                          (Continued on reverse side)
2. Proposal to approve an amendment to
   OCA's Restated Certificate of
   Incorporation to increase the number of
   authorized shares of OCA's Common Stock
   from 80,000,000 to 100,000,000.

        [_] FOR[_] AGAINST[_] ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

        [_] FOR[_] AGAINST[_] ABSTAIN

                                          Dated: ________________________, 1997

                                          -------------------------------------
                                          Signature

                                          -------------------------------------
                                          Signature if held jointly

                                          IMPORTANT: Please sign exactly as
                                          your name or names appear on this
                                          proxy and mail promptly in the
                                          enclosed envelope. If you sign as
                                          agent or in any other capacity,
                                          please state the capacity in which
                                          you sign.